UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2025

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board to five members and voted to appoint Jason R. Mills to the Board as a Class I director to fill the vacancy created by the increase in Board size, effective December 18, 2025. Mr. Mills will also serve on the Compensation and Nominating & Corporate Governance Committees of the Board, effective January 1, 2025.

Jason Mills currently serves as Executive Vice President of Strategy at NYSE-listed Penumbra, Inc., leading long-range planning, FP&A, Business Development, and Investor Relations. Penumbra is the world’s leading thrombectomy company, focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Prior to joining Penumbra, he was a dedicated med-tech investment analyst for more than two decades. Mr. Mills held the role of Managing Director and head of the medical technology equity research practice at Canaccord Genuity for over 13 years, where he prepared financial models and financial forecasts, published research, and conducted due diligence on dozens of public and private companies in the sector. He has earned awards for his equity research, including the #2 ranked Medical Devices analyst in The Wall Street Journal’s 2011 ‘Best on the Street’ Survey and #1 in the Medical Products segment of Forbes 2010 Best Brokerage Analysts. He holds a BA in Economics from Yale University and Masters in Sports Administration from Ohio University.

In connection with his appointment to the Board, Mr. Mills will be compensated in accordance with the Company’s non-employee director compensation policy.

A copy of the Company’s news release dated December 22, 2025 announcing Mr. Mills’ appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 22, 2025 the Company posted an updated corporate presentation to its website at https://nmtc1.com/investors, which the Company may use from time to time in communications or conferences. A copy of the corporate presentation is attached as Exhibit 99.2 to this Current Report.

Exhibit 99.2 hereto contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.2 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 of this Current Report, including Exhibit 99.2 hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing. The Company’s submission of this Current Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 22, 2025
99.2	Corporate Deck, dated December 2025
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: December 22, 2025
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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